UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 5, 2013

STRATEGIC DIAGNOSTICS INC.
(Exact name of registrant specified in its charter)

Delaware	000-22400	56-1581761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, Delaware		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(302) 456-6789

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2013, Strategic Diagnostics Inc., a Delaware corporation (the “Company”), SDIX, LLC, a Delaware limited liability company (the “Purchaser”) and OriGene Technologies, Inc., a Delaware corporation and the ultimate parent of the Purchaser (“Parent”) entered into an Asset Purchase Agreement (the “Agreement”).

Pursuant to the terms and conditions of the Agreement, the Purchaser will acquire all of the Company’s right, title, and interest in substantially all of the non-cash assets, equipment, inventory, and intellectual property (the “Purchased Assets”) related exclusively to the Company’s life sciences business, the product portfolio in respect of which includes a full suite of integrated capabilities, including antibody and assay design, development and production and the Advanced Technologies Business (the “Asset Sale”).  The Purchaser will also assume and agree to discharge the Assumed Liabilities, as defined in the Agreement.  Parent unconditionally guarantees Purchaser’s obligations in the Agreement.  The purchase price for the Purchased Assets is $16,000,000, which is subject to a post-closing working capital adjustment.  The Company will retain the cash from the purchase price, less the escrow amount (described below) until such amount, if any, is released from escrow.

The Company and Purchaser each made customary representations, warranties and covenants in the Agreement.  At closing, $1,300,000 of the purchase price will be placed in escrow to be governed by the terms of a separate escrow agreement.  The Agreement contains indemnification provisions pursuant to which the Company and the Purchaser have agreed to indemnify the other for certain losses, including with respect to environmental, litigation, tax and other matters.

Customary covenants govern the time between the date of the Agreement and the closing regarding conduct of the Business, access to information pertaining to the Business, confidentiality, publicity, and notification of certain events.  The Agreement also contains restrictive covenants, including, that the Company not (i) engage in a competing business for a period of five years after the closing date, (ii) directly or indirectly solicit Purchaser’s employees for a period of two years after the closing date, (iii) directly or indirectly solicit the Purchaser’s customers for a period of five years after the closing date and (iv) disparage the Purchaser at any time.

The closing will occur by August 31, 2013, unless otherwise agreed by the Company and Purchaser.  The Agreement may be terminated (i) by mutual written consent of the Company and the Purchaser, (ii) if closing does not occur on or before August 31, 2013, (iii) if stockholder approval is not obtained by the Company, (iv) if the Company receives a Superior Proposal, as defined in the Agreement, (v) by Purchaser if there has been a Material Adverse Effect, as defined in the Agreement, and in other circumstances.  The Company has agreed to pay the Purchaser a termination fee of $480,000 if, among other things, (i) stockholder approval is not obtained by the Company, (ii) the Company changes its recommendation to the stockholders or (iii) the Company accepts an Acquisition Proposal, as defined in the Agreement, and a transaction is consummated within 12 months of termination of the Agreement.

The Company’s board of directors (the “Board”) unanimously approved the Agreement and received a fairness opinion from BroadOak Partners, LLC.

Important Information

In connection with the proposed sale of assets, the Company intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and the Company intends to file other relevant materials with the SEC. Stockholders of the Company are urged to read all relevant documents filed with the SEC when they become available, including the Company’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of the Company’s common stock seeking their approval of the proposed transaction.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, the Company’s stockholders may obtain free copies of the documents filed with the SEC when available by contacting the Company at 111 Pencader Drive, Newark, DE 19702. Phone 1-302-456-6789.  Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board has authorized special retention bonuses and severance to be paid to Mr. Francis M. DiNuzzo, Chief Executive Officer of the Company and Mr. Kevin Bratton, Chief Financial Officer of the Company, in recognition of their present efforts in working toward the execution of the Agreement and past efforts in structuring and consummating sales of the Company’s food safety and water quality businesses.

Mr. DiNuzzo will be paid $250,000 in cash 15 days following the consummation of the Asset Sale.  Provided that Mr. DiNuzzo enters into a consulting agreement for a defined period of time with the Company, Mr. DiNuzzo will also receive an additional $50,000 lump sum payment in cash 60 days following the consummation of the Asset Sale.  Further, the severance payments provided for in Mr. DiNuzzo’s employment agreement, dated October 13, 2008, shall be increased from continued monthly base salary for 11 months to continued monthly base salary for 12 months.

Mr. Bratton will be paid $125,000 in cash 15 days following the consummation of the Asset Sale.  Mr. Bratton will be also paid an additional $50,000 lump sum payment in cash as a retention bonus at the end of the Company’s wind-down period, provided that Mr. Bratton enters into a consulting agreement for a defined period of time with the Company.  However, Mr. Bratton’s additional retention bonus shall be forfeited if Mr. Bratton voluntarily terminates his employment with the Company or if he is terminated for Cause, as defined in his change of control severance agreement, dated June 1, 2009 (the “Bratton Agreement”).  Further, the severance payments provided for the Bratton Agreement shall be increased from six months of current base salary to one year of current annual base salary.

The Board has also approved special treatment of equity based awards previously granted to Mr. DiNuzzo and Mr. Bratton.  Upon consummation of the Asset Sale, Mr. DiNuzzo’s restricted stock units and Mr. Bratton’s restricted shares of common stock and restricted stock units shall automatically vest.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2013, the Company issued a press release announcing the Agreement and the transactions contemplated thereby.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit

	1.01	Asset Purchase Agreement, dated as of April 5, 2013, by and among Strategic Diagnostics Inc., SDIX, LLC and OriGene Technologies, Inc.

	99.1	Press release, dated as of April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DIAGNOSTICS INC.

Date	April 10, 2013	By:	/s/ Francis M. DiNuzzo
		Name:	Francis M. DiNuzzo
		Name:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.01	Asset Purchase Agreement, dated as of April 5, 2013, by and among Strategic Diagnostics Inc., SDIX, LLC and OriGene Technologies, Inc.

99.1	Press release, dated as of April 8, 2013.